Exhibit 11.1

July 14th, 2025

Consent of Independent Accountants

We hereby consent to the use of our report dated July 11th, 2025, on the financial statements of Compound Real Estate Bonds II Inc. as July 07th, 2025 and for the period from June 18th, 2025 (inception) to July 07th, 2025 included in this Regulation A Offering Statement of Compound Real Estate Bonds II Inc., on Form 1-A/A.

Umair AK CPA LLC

License # C11146

Richmond, Texas

Date: July 14th, 2025

Umair AK CPA LLC, 15500 Voss Road, Suite # 8, Sugar Land, Texas, 77498

Phone: 979-288-1505 Email: info@uakcpa.com www.uakcpa.com